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                                                                    Exhibit 10.1

                                 FY01 BONUS PLAN

Analog Devices                                              U.S.-based Employees

                                                                    SALES GROWTH

                                                                            OPBT

                                                                             ROA


Analog Devices is committed to sharing its success with the people who make it possible - our employees. The aim of the Bonus Plan is to encourage participation by all of us in achieving company goals and to share the rewards of our success.


                                               Jerry Fishman
                                               President & CEO
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THE FY01 BONUS PLAN

Our business strategy has always been for ADI to be a growth company with strong profitability. Given our focus on two of the highest growth segments of the semiconductor industry - analog integrated circuits and digital signal processing - we believe that further improvement in sales growth and profitability are both achievable and necessary.

While improvement in sales growth and operating profit before taxes (OPBT) continue to be important goals for the company, we have also identified improving return on assets (ROA) as an important success factor for strong financial performance.

Therefore, the FY01 Bonus Plan emphasizes not only continued improvements in sales growth and OPBT, but also improvements in ROA, which can be defined as the return the company earns on its investments in plant, property and equipment, inventory and accounts receivable. By improving ROA, we will be able to minimize the investments we need to make to execute our high growth, high profitability business strategy.

Sales growth, OPBT and ROA are weighted equally in the FY01 Bonus Plan. The Plan is designed to generate a 1.0 payout when the average of all three performance factors equals 17%.

The FY01 Bonus Plan is consistent with ADI's long-term business objectives of high growth and strong profitability.

WE CAN MAKE A DIFFERENCE

All ADI employees can contribute to achieving these key goals by working to control expenses, minimize waste, increase customer satisfaction, develop new products on time and improve process efficiency.

CALCULATING BONUS PAYMENTS

The bonus payout factor is determined by averaging sales growth since the same bonus period in the previous year, and OPBT and ROA during the bonus period. Each fiscal year, the first bonus period consists of the first and second quarters, while the second bonus period consists of the third and fourth quarters.

For example, if sales growth for the second half of the year totaled 20%, OPBT were 16% and ROA were 15%, the average of the three factors would be 17%, resulting in a payout factor of 1.0.


BONUS PAYOUT CURVE

        [chart]


Your accumulated eligible earnings for the bonus period are multiplied by your bonus target, which presents a percentage of your eligible earnings. The percentage of earnings used in the bonus calculation varies by job grade.

The product of that calculation is then multiplied by the bonus factor to determine the gross bonus payment amount.

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  GRADE                   BONUS         POTENTIAL
  LEVEL                  TARGET           RANGE

  Non-exempt               4%             0-12%
  E02-E06                  4%             0-12%
  E07-E08                  6%             0-18%
  E09-E10                  10%            0-30%
  E11-E14                  15%            0-45%
  E15-EI6                  20%            0-60%


EXAMPLE:


Accumulated eligible                   =$15,000
earnings for the bonus
period

Bonus target for your job              =4%
grade

Payout factor for the bonus            =1.0
period

Gross bonus (before tax) payment:

$15,000 x 4% x 1.0                     =$600.00


Earnings included in the bonus calculation:

o        Base Pay             o        Holiday pay

o        Shift differential   o        Bereavement pay

o        Sick pay             o        Jury duty pay

o        Vacation pay         o        Alternative work
                                       schedule pay

Excluded from the bonus calculation:

o        Overtime pay
o        Bonus payments from a previous bonus period
o        Other payments that are taxable but not considered regular earnings

WHEN BONUS PAYMENTS ARE MADE

When ADI's financial performance warrants, bonus payments will be made on a semi-annual basis in June and December.

No bonus payments will be earned when the average of sales growth, OPBT and ROA equals 10% or below, since this level of performance is not acceptable for ADI. Bonus payments will begin when the average of all three performance factors is above 10%.

The maximum payout for the FY01 Bonus Plan is 3.0 times target, or when the average of sales growth, OPBT and ROA equals 31%.

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WHO'S ELIGIBLE?

Most ADI employees are eligible to participate in the Bonus Plan. New employees are immediately eligible to participate in the Plan with no waiting period.

The following situations may EXCLUDE an employee from participating in the Plan:

o Employee is already covered under a field sales, field application engineering or other incentive program.
o        Employee terminates employment at ADI prior to the last day of the bonus period.
o Employee receives a 'Needs Improvement' or 'Marginal' performance rating during the bonus period.
o        Employee receives a final written warning during the bonus period.
o        Co-op and temporary employees are not eligible for participation in the
         Plan.
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                     OTHER INFORMATION ABOUT THE BONUS PLAN

WHEN BONUS CHECKS ARE ISSUED

Bonus checks are issued approximately six weeks after the end of the bonus period.


HOW CHANGES IN YOUR EMPLOYMENT STATUS AFFECT BONUS PAYMENTS

o IF YOUR JOB GRADE AND BONUS TARGET CHANGE DURING THE BONUS PERIOD: Your bonus payments will be based on the job grade that was effective at the end of the bonus period.

o IF YOU CHANGE WORK SHIFTS DURING THE BONUS PERIOD:
Because shift differential paid during the bonus period is included as part of your earnings for the bonus calculation, your bonus payment will already take into consideration any shift differential earnings that you may have for the period.

o IF YOU TRANSFER BUSINESS UNITS:
If you transfer between business units, your earnings records transfer with you, so your bonus payment is based on the total accumulated paid earnings for the bonus period.

o IF YOU CHANGE STATUS BETWEEN FULL-TIME AND PART-TIME WORKING HOURS: Since your bonus payment is based on your accumulated paid earnings for the bonus period, your bonus calculation will take into account any change in status, such as part-time to full-time or full-time to part-time working hours.

o IF YOU ARE ON LEAVE OF ABSENCE OR DISABILITY FOR PART OF THE BONUS PERIOD: The bonus is paid based on your earnings while actively at work during the period (not on short-term disability, long-term disability or other leave of absence). Therefore, any pay received during your leave of absence will be excluded from your accumulated paid earnings for bonus calculation purposes.


THE BONUS PLAN DESIGN

THE BONUS PLAN IS DESIGNED TO REWARD ALL ELIGIBLE EMPLOYEES FOR CONTRIBUTING TO COMPANY-WIDE BUSINESS GOALS DURING EACH FISCAL YEAR. THE BONUS PLAN DESIGN, OR PORTIONS OF THE DESIGN, MAY CHANGE FROM YEAR TO YEAR AS THE COMPANY'S FOCUS MOVES TO DIFFERENT COMPANY-WIDE PERFORMANCE GOALS THAT ARE DETERMINED TO BE CRITICAL DURING THAT FISCAL YEAR. THE BONUS PLAN IS EFFECTIVE ONLY DURING FY01 AND WILL BE RECONSIDERED IN FY02.

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BELOW CERTAIN LEVELS, ADI'S RESULTS MAY NOT BE COMPETITIVE AND MAY NOT MEET KEY
BUSINESS PERFORMANCE MEASURES. AT THESE LOW LEVELS OF BUSINESS PERFORMANCE, NO BONUS WOULD BE PAID.


  The Bonus Plan brochure provides a summary of the FY01 Bonus Plan. If you need further information, please ask your supervisor or Human Resources consultant. Analog Devices reserves the right to modify the Bonus Plan from time to time at the sole discretion of management. All changes to the Bonus Plan are subject to the approval of ADI's Board of Directors.